Exhibit 3

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k) (1)

The undersigned acknowledge and agree that Amendment No. 4 to the statement on Schedule 13D to which this Joint Filing Agreement (this “Agreement”) is attached as an exhibit (the “Statement”) is filed on behalf of each of the undersigned and that all subsequent amendments to the Statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other parties hereto, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: February 8, 2018	CF INDUSTRIES HOLDINGS, INC.

	by:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

CF INDUSTRIES, INC.

	by:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

CF INDUSTRIES ENTERPRISES, INC.

	by:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

CF INDUSTRIES SALES, LLC

	by:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

TERRA LP HOLDINGS LLC

by:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Senior Vice President, General Counsel, and Secretary

TERRA NITROGEN GP INC.

by:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Senior Vice President, General Counsel, and Secretary

[Joint Filing Agreement]